UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 16, 2018

Tesla, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

SEC Settlement

On October 16, 2018, the U.S. District Court for the Southern District of New York (the “Court”) entered a final judgment approving the terms of a settlement filed with the Court on September 29, 2018, in connection with the action taken by the Securities and Exchange Commission (the “Commission”) relating to Elon Musk’s prior consideration of a take-private proposal for Tesla. As part of the settlement, there will be no restriction on Elon’s ability to continue to serve as Tesla’s CEO and there will also be no restriction on Elon’s ability to serve as a director on Tesla’s Board of Directors (the “Board”). Additionally, without admitting or denying any of the SEC’s allegations, Tesla and Elon agreed as part of the settlement to, among other things, the following:

•	Tesla and Elon will each pay a civil penalty of $20 million.
•

Within 45 days of the filing of the settlement documents, Elon will resign as Chairman of the Board, with an independent director replacing him as Chairman. In three years, the Board will be able to reappoint Elon to resume the role of Chairman of the Board if such reappointment is approved by a majority vote of stockholders at such time.

•	Within 90 days of the filing of the settlement documents, Tesla will:
•	Appoint two additional independent directors to the Board.
•

Create a permanent Board committee of independent directors whose membership and charter will be subject to approval by the Staff of the Division of Enforcement of the Commission (the “Staff”) and which will be charged with overseeing: (i) the implementation of the terms of the settlement; (ii) controls governing Tesla’s and its management’s public statements regarding Tesla; and (iii) review and resolution of human resources issues or conflict of interest issues involving Tesla’s management.

•

Further enhance controls with respect to Elon’s public communications regarding Tesla and to pre-approve any such written communications that contain, or reasonably could contain, information material to Tesla or its stockholders.

•

Employ or designate from among its existing personnel an experienced securities lawyer, subject to approval by the Staff, to advise on securities issues relating to Tesla and to ensure compliance with Tesla’s disclosure policy and controls, including by reviewing management’s public communications in a manner that is consistent with such policy and controls.

CEO Investment

Separate and apart from the settlement, Elon has notified Tesla that he intends to purchase from Tesla, and Tesla expects that it will issue and sell to Elon, $20 million of Tesla’s common stock during the next open trading window at the then-current market price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Todd A. Maron
Todd A. Maron General Counsel

Date: October 16, 2018